EXHIBIT 10.8
Execution Copy
DIAMOND RESORTS OWNER TRUST 2011-1
TIMESHARE LOAN BACKED NOTES, SERIES 2011-1

$64,510,000	4%	Timeshare Loan Backed Notes Series 2011-1

NOTE PURCHASE AGREEMENT

April 21, 2011

CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue, 4th Floor
New York, New York 10010-3629

Ladies and Gentlemen:

Section 1.Introductory. Diamond Resorts Owner Trust 2011-1 (the “Issuer”), a Delaware statutory trust, proposes, subject to the terms and conditions stated herein, to sell to Credit Suisse Securities (USA) LLC (the “Initial Purchaser”) the Timeshare Loan Backed Notes, Series 2011-1 (the “Notes”) in the Initial Note Balance set forth in Exhibit A attached hereto. The Notes are to be issued under an indenture, dated as of April 1, 2011 (the “Indenture”), by and among the Issuer, Diamond Resorts Financial Services, Inc., a Nevada corporation, as servicer (the “Servicer”) and Wells Fargo Bank, National Association, a national banking association, as indenture trustee (the “Indenture Trustee”). The Securities Act of 1933, as amended, is herein referred to as the “Securities Act”. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture.
Section 2.    Representations and Warranties of the Issuer and DRC. Each of the Issuer and Diamond Resorts Corporation (“DRC”) jointly and severally represent and warrant to the Initial Purchaser, as of the Closing Date and on the date hereof, that:
(a)    A preliminary offering circular and an offering circular relating to the Notes to be offered by the Initial Purchaser have been prepared by the Issuer. The preliminary offering circular, dated April 12, 2011 (the “Preliminary Offering Circular”), the final offering circular, dated April 21, 2011 that includes the offering price and other final terms of the Notes (the “Offering Circular”) and any General Use Issuer Free Writing Communication (each, as amended or supplemented by additional information) are collectively referred to as the “Offering Document”. The Offering Document at a particular time means the Offering Document in the form actually amended or supplemented and issued at such time.
As of the date of this Agreement, the Offering Document and any Limited Use Issuer Free Writing Communication does not and as of the Closing Date will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document or any Limited Use Issuer Free Writing Communication based upon written information furnished to the Issuer or DRC by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes and is made by means other than the Preliminary Offering Circular or the Offering Circular. “Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Issuer or DRC or used or referred to by the Issuer or DRC, in the form retained in the records of the Issuer or DRC, provided, however, with respect to any cash flow models provided to investors by the Initial Purchaser, “Issuer Free Writing Communication” shall only refer to the collateral data and other statistical information to be used in such cash flow models. “General Use Issuer Free Writing Communication” means any Issuer Free Writing Communication that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit B to this Agreement. “Limited Use Issuer Free Writing Communication” means any Issuer Free Writing Communication that is not a General Use Issuer Free Writing Communication.

(b)    The Issuer is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document and to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument completed thereby to which it is or will be a party; and the Issuer is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.
(c)    DRC is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document and to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument completed thereby to which it is or will be a party; and DRC is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.
(d)    Neither DRC nor any of its Affiliates is engaged in any business other than the acquisition, marketing, sale, development, management, rental and operation of timeshare resorts and other timeshare activities, the provision of financing for the purchase of timeshare properties and other leisure activities (exclusive of gaming) and activities directly related to or otherwise supporting any of the foregoing.
(e)    The Indenture has been duly authorized and on the Closing Date, the Indenture will have been duly executed and delivered, will conform to the description thereof contained in the Offering Document and will constitute a valid and legally binding obligation of the Issuer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(f)    The Notes have been duly authorized; and when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date, such Notes will have been duly executed,

authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document; will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and will be entitled to the benefits of the Indenture.
(g)    No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Transaction Documents and in connection with the issuance and sale of the Notes by the Issuer.
(h)    The execution, delivery and performance of each of the Transaction Documents and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, constitute a default under or conflict with, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuer, DRC, the Seller or the Transferors, or any of their properties, (ii) any agreement or instrument to which the Issuer, DRC, the Seller or the Transferors is a party or by which the Issuer, DRC, the Seller or the Transferors is bound or to which any of the properties of the Issuer, DRC, the Seller or the Transferors is subject, or (iii) the organizational documents of the Issuer, DRC, the Seller or the Transferors; and the Issuer has full power and authority to sell the Notes as contemplated by this Agreement.
(i)    This Agreement and each other Transaction Document to which the Issuer is a party have each been duly authorized, and when executed and delivered by the Issuer shall constitute a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms. This Agreement and the other Transaction Documents to which DRC is a party have each been duly authorized, and when executed and delivered by DRC shall constitute a legal, valid and binding obligation of DRC enforceable against DRC in accordance with its terms.
(j)    On the Closing Date, the Issuer shall have good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it.
(k)    Each of the Issuer and DRC possesses all material certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Issuer or DRC, would be likely individually or in the aggregate to produce a material adverse effect on the condition (financial or other), assets, business, properties or results of operations or prospects of the Issuer, whether or not in the ordinary course of business (“Material Adverse Effect”).
(l)    Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting DRC or the Issuer or any of their respective properties that, if determined adversely to the Issuer or DRC, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer or DRC to perform its obligations under any of the Transaction Documents, or which are otherwise material in the context of the sale of the Notes; and no such actions, suits or proceedings are threatened or, to the Issuer’s knowledge, contemplated.
(m)    The Issuer is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and the Issuer is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” as defined in the Investment Company Act (including an “excepted investment company”).
(n)    No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(o)    The offer and sale of the Notes to the Initial Purchaser in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and it is not necessary to qualify an indenture in respect of the Notes. The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
(p)    The Issuer has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.
(q)    There is no “substantial U.S. market interest” as defined in Rule 902(j) of Regulation S in the Regulation S Notes (as defined below).
(r)    Upon execution and delivery of the Sale Agreement, the Issuer will have acquired all of the Seller’s right, title and interest in and to the Timeshare Loans free and clear of all Liens.
(s)    Upon the execution and delivery of the Sale Agreement, the Issuer will have the power and authority to pledge the Timeshare Loans to the Indenture Trustee on behalf of the Noteholders.
(t)    Each of the representations and warranties of the Issuer and DRC set forth in each of the Transaction Documents to which they are parties is true and correct in all material respects.
(u)    Any taxes, fees and other governmental charges in connection with the execution and delivery of the Transaction Documents or the execution, delivery and sale of the Notes have been or will be paid prior to the Closing Date.
(v)    Since the respective dates as of which information is given in the Offering Document (x) there has not been any change in or affecting the general affairs, business, management, financial condition, stockholders’ equity, results of operations or regulatory situation of DRC that would or might result in a Material Adverse Effect, (y) DRC has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to DRC that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Notes, otherwise than as set forth or contemplated in the Offering Document and (z) it is not in default under any agreement or instrument to which it is a party or by which it is bound which would individually or in the aggregate have a Material Adverse Effect.
(w)    Immediately after the consummation of the transactions to occur on the Closing Date, (i) the fair value of the assets of DRC, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of DRC will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) DRC will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) DRC will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
(x)    Each of DRC and its Affiliates owns or licenses or otherwise has the right to use all licenses, permits, trademarks, trademark applications, patents, patent applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operation of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect
(y)    Each of DRC and the Issuer has complied with the representations, certifications and covenants made by each of them to the Rating Agency in connection with the engagement of the Rating Agency to issue and monitor a credit rating on the Notes, including any certification provided to the Rating Agency in connection with Rule 17g-5(a)(iii) of the Exchange Act (“Rule 17g-5”). DRC and the Issuer are the parties responsible for compliance with Rule 17g-5 in connection with the issuance and monitoring of the credit ratings on the Notes.
Section 3.    Purchase, Sale and Delivery of Notes.
(a)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions set forth herein, the Issuer agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase the Notes from the Issuer at the purchase price and the Initial Note Balance set forth in Exhibit A attached hereto.
(b)    The Issuer will deliver against payment of the purchase price the Notes to be offered and sold by the Initial Purchaser in reliance on Regulation S (the “Regulation S Notes”) in the form of one or more temporary global notes in registered form without interest coupons (the “Regulation S Global Notes”) which will be deposited with the Indenture Trustee, in its capacity as custodian, for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”) and registered in the name of Cede & Co., as nominee for DTC. The Issuer will deliver against payment of the purchase price the Notes to be purchased by the Initial Purchaser hereunder and to be offered and sold by the Initial Purchaser in reliance on Rule 144A under the Securities Act (the “144A Notes”) in the form of one permanent global security in definitive form without interest coupons (the “Rule 144A Global Notes”) deposited with the Indenture Trustee, in its capacity as custodian, for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Notes and the Rule 144A Global Notes shall be assigned separate CUSIP numbers. The Rule 144A Global Notes shall include the legend regarding restrictions on transfer set forth under “TRANSFER RESTRICTIONS” in the Offering Circular. Until the termination of the Restricted Period with respect to the offering of the Notes, interests in the Regulation S Global Notes may only be held by the DTC participants for Euroclear and Clearstream. Interests in any permanent global notes will be held only in book-entry form through Euroclear, Clearstream or DTC, as the case may be, except in the limited circumstances permitted by the Indenture.
(c)    Payment for the Notes shall be made by the Initial Purchaser in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Initial Purchaser and designated by the Issuer on April 27, 2011 (or, at such time not later than seven full Business Days thereafter as the Initial Purchaser and the Issuer determine, the “Closing Date”) against delivery to the Indenture Trustee, in its capacity as custodian, for DTC of (i) the Regulation S Global Notes representing all of the Regulation S Notes for the respective accounts of the DTC participants for Euroclear and Clearstream and (ii) the Rule 144A Global Notes representing all of the 144A Notes. The Regulation S Global Notes and the Rule 144A Global Notes will be made available for inspection at the New York office of Kramer Levin Naftalis & Frankel LLP at least 24 hours prior to the Closing Date.
Section 4.    Representations of the Initial Purchaser; Resales.
(a)    The Initial Purchaser represents and warrants that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.
(b)    The Initial Purchaser acknowledges and agrees that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. The Initial Purchaser represents and agrees that it has offered and sold the Notes, and will offer and sell the Notes (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, none of the Initial Purchaser or its affiliates, or any persons acting on its behalf, have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and the Initial Purchaser, its affiliates and all persons acting on its behalf has complied and will comply with the offering restrictions requirement of Regulation S. The Initial Purchaser severally agrees that at or prior to confirmation of sale of the Notes, other than a sale pursuant to Rule 144A, the Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Notes from it during the Restricted Period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) shall have the meanings given to them in Regulation S.

(c)    The Initial Purchaser agrees that it and each of its affiliates will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Initial Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
(d)    The Initial Purchaser represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of any Notes to the public in that Relevant Member State, other than: (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (B) to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000, and (3) an annual turnover of more than €50,000,000, all as shown in its last annual or consolidated accounts; (C) to fewer than 100 natural or legal persons (other than qualified investors defined in the Prospectus Directive); or (D) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided, that no such offer of Notes shall require the Issuer to publish a prospective pursuant to Article 3 of the Prospective Directive.
For the purposes of this provision, the expression “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
(e)    The Initial Purchaser represents and warrants that (i) it is not, and will not acquire the Notes or any interest therein on behalf or with the assets of, any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA or any other “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or plan’s investment in such entity, or any plan that is subject to any substantially similar provision of federal, state or local law (“Similar Law”), or (ii) no “prohibited transaction” under ERISA or Section 4975 of the Code or a violation of Similar Law that, in either case, is not covered by a statutory, regulatory or administrative exemption will occur in connection with the Initial Purchaser’s acquisition, holding or disposition of the Notes or any interest therein. With respect to any Notes acquired by the Initial Purchaser on behalf or with assets of, any Plan, the Initial Purchaser further represents and warrants that it is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Issuer, DRC, the Seller, the Servicer or the Indenture Trustee, or by an affiliate of any such person.
Section 5.    Certain Covenants of the Issuer and DRC. The Issuer and DRC each agrees with the Initial Purchaser that:
(a)    The Issuer will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Initial Purchaser’s consent. If, at any time following delivery of any document comprising the Offering Document or any Limited Use Issuer Free Writing Communication and prior to the completion of the resale of the Notes by the Initial Purchaser, any event occurs as a result of which the such document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer promptly will notify the Initial Purchaser of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the consent of the Initial Purchaser to, nor the Initial Purchaser’s delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.
(b)    The Issuer will furnish to the Initial Purchaser copies of each document comprising a part of the Offering Document and each Limited Use Issuer Free Writing Communication, in each case as soon as available and in such quantities as the Initial Purchaser reasonably requests. DRC will cause to be furnished to the Initial Purchaser, on the Closing Date, an Officer’s Certificate attaching a copy of each document comprising a part of the Offering Document, all amendments and supplements to such documents, and each Limited Use Issuer Free Writing Communication, and certifying that such attachments are true and correct copies of the same. DRC will also cause to be furnished to the Initial Purchaser, on the Closing Date, the letters specified in Section 6(a) hereof. At any time the Notes are Outstanding, the Issuer will promptly furnish or cause to be furnished to the Initial Purchaser and, upon request of holders and prospective purchasers of the Notes, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Notes pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Notes. The Issuer will pay the expenses of printing and distributing to the Initial Purchaser all such documents.
(c)    During the period of two years after the Closing Date, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by any of them.
(d)    The Issuer shall use its best efforts to ensure that it will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
(e)    The Issuer will pay all expenses incidental to the performance of its obligations under the Transaction Documents including (i) all expenses in connection with the execution, issue,

authentication, packaging and initial delivery of the Notes, the preparation of the Transaction Documents and the printing of the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Notes; (ii) the cost of any advertising approved by the Issuer in its discretion in connection with the issue of the Notes; (iii) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions in the United States and Canada as the Initial Purchaser designates and the printing of memoranda relating thereto; (iv) for any fees charged by investment rating agencies for the rating of the Notes, and (v) for expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Initial Purchaser.
(f)    In connection with the offering, until the Initial Purchaser shall have notified the Issuer of the completion of the resale of the Notes, neither the Issuer nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Notes or attempt to induce any person to purchase any Notes; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.
(g)    Each of DRC and the Issuer will comply with the representations, certifications and covenants made by it in the engagement letter with the Rating Agency, including any representation, certification or covenant provided by it to the Rating Agency in connection with Rule 17g-5, and will make accessible to any non-hired nationally recognized statistical rating organization all information provided by it to the Rating Agency in connection with the issuance and monitoring of the credit ratings on the Notes in accordance with Rule 17g-5.
Section 6.    Conditions of the Initial Purchaser’s Obligation. The obligation of the Initial Purchaser to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Issuer and DRC herein, the accuracy of the statements of officers of the Issuer made pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following additional conditions precedent:
(a)    The Initial Purchaser shall have received a letter or letters, dated as of the Offering Circular of BDO USA, LLP in form and substance satisfactory to the Initial Purchaser, confirming that they are certified independent public accountants and stating in effect that they have performed certain specified procedures, all of which have been agreed to by the Initial Purchaser, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Offering Document agrees with the accounting records of the Issuer and DRC, excluding any questions of legal interpretation.
(b)    Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Initial Purchaser, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuer or DRC which, in the judgment of the Initial Purchaser, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Notes; (B) any downgrading in the rating of any debt securities of the Issuer or DRC by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer or DRC (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer or DRC on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; (E) any material disruption of clearing or settlement services in the United States or (F) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Initial Purchaser, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Notes.
(c)    The Notes shall have been duly authorized, executed, authenticated, delivered and issued, and each of the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and all conditions precedent contained in the Transaction Documents shall have been satisfied.
(d)    The Initial Purchaser shall have received from counsel to each party to the Transaction Documents (except as otherwise provided), written opinions dated the Closing Date and in form and substance satisfactory to the Initial Purchaser, covering such matters as the Initial Purchaser may reasonably request, including but not limited to the following:
(i)    Corporate Opinions. An opinion in respect of each party to the Transaction Documents that such party has been duly formed, is existing and in good standing under the laws of its state of formation, with all requisite power and authority to own its properties and conduct its business; and such party is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the financial position of such party.
(ii)    Legal, Valid, Binding and Enforceable. An opinion in respect of each party to the Transaction Documents that each Transaction Document to which it is a party has been duly authorized, executed and delivered and constitutes the valid and legally binding obligations of each party enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(iii)    Notes. An opinion that the Notes have been duly authorized, executed, authenticated, issued and delivered and conform to the description thereof contained in the Offering Document; constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights; and will be entitled to the benefits of the Indenture.

(iv)    No Consents Required. An opinion in respect of each party to the Transaction Documents that in respect of such party, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Transaction Documents.
(v)    Litigation. An opinion in respect of each party to the Transaction Documents that in respect of such party, and other than as disclosed in the Offering Circular, there are no pending actions, suits or proceedings against or affecting such party, any of its subsidiaries or any of their respective properties that, if determined adversely to such party or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of such party to perform its obligations under the Transaction Documents; and no such actions, suits or proceedings are threatened or, to such counsel’s knowledge, contemplated.
(vi)    Non-Contravention. An opinion in respect of each party to the Transaction Documents that in respect of such party the execution, delivery and performance of the Transaction Documents to which it is a party will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) the organizational documents of such party, (B) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over such party or any subsidiary of such party or any of their properties, or (C) any agreement or instrument to which such party or any such subsidiary is a party or by which such party or any such subsidiary is bound or to which any of the properties of such party or any such subsidiary is subject, or the organizational documents of such party or any such subsidiary.
(vii)    Securities Laws. An opinion that it is not necessary in connection with (A) the offer, sale and delivery of Notes by the Issuer to the Initial Purchaser pursuant to this Agreement, or (B) the resales of the Notes by the Initial Purchaser in the manner contemplated by this Agreement, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
(viii)    Investment Company Act. An opinion that the Issuer is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds as described in the Offering Document, will not be an “investment company” as defined in the Investment Company Act, including an “excepted investment company”.
(ix)    Federal Income Tax. An opinion from Katten Muchin Rosenman LLP that for U.S. federal income tax purposes (A) the Issuer will not be treated as an association, a publicly traded partnership or taxable mortgage pool taxable as a corporation; and (B) the Notes will be treated as indebtedness.
(x)    Bankruptcy. An opinion or opinions, covering such bankruptcy matters as the Initial Purchaser may reasonably request.
(xi)    Security Interests. An opinion to the effect that (A) in the event that the transfer of the Timeshare Loans from the Seller to the Issuer shall be considered a loan secured by the Timeshare Loans, upon execution of the Sale Agreement and upon possession of the Obligor Notes in the State of Minnesota and the filing of financing statements related thereto, the Issuer will have a perfected first priority security interest in the Obligor Notes and other assets which may be perfected by filing, and (B) upon execution of the Indenture and upon possession of the Obligor Notes in the State of Minnesota and the filing of financing statements related thereto, the Indenture Trustee will have a perfected first priority security interest in the Obligor Notes and other assets which may be perfected by filing.
(xii)    Local Law. An opinion with respect to each of the following jurisdictions: Hawaii, California, Arizona, Nevada, Virginia and Florida, to the effect that: (A) all timeshare associations for Resorts in such jurisdiction are duly organized, validly existing and in good standing under the laws of such jurisdiction, (B) the manner of offering for sale of and the sale of timeshare estates in such Resorts complies with the requirements of the applicable governmental authorities in such jurisdiction, (C) the form of purchase contract, obligor notes or mortgages (as applicable) are sufficient to create a valid and binding obligation of the purchaser enforceable against such purchaser in accordance with its terms, (D) the timeshare loans are assignable by the holder thereof, and (E) the form of assignment of mortgage is the proper form for recording in such jurisdiction.
(e)    The Initial Purchaser shall have received a letter from Kramer Levin Naftalis & Frankel LLP and Katten Muchin Rosenman LLP that such counsel has no reason to believe that the Offering Document, as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading, it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Document.
(f)    The Initial Purchaser shall have received from each party to the Transaction Documents such information, certificates and documents as the Initial Purchaser may reasonably have requested and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser.
(g)    (i) The Notes shall have received a rating of “A (sf)” from S&P, and (ii) such rating shall not have been rescinded, and no public announcement shall have been made by (x) the Rating Agency that the rating of the Notes has been placed under review or (y) by a non-hired rating agency that it has issued an unsolicited lower rating on the Notes.
The Initial Purchaser may in its sole discretion waive compliance with any conditions to the obligations of the Initial Purchaser hereunder.

Section 7.    Indemnification and Contribution.
(a)    Each of the Issuer and DRC jointly and severally agrees (i) to indemnify and hold harmless the Initial Purchaser, its partners, directors and officers and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any breach of any of the representations and warranties of the Issuer or DRC contained herein, or (B) any untrue statement or alleged untrue statement of any material fact contained in any document comprising a part of the Offering Document, any Limited Use Issuer Free Writing Communication or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Issuer’s failure to perform its obligations under Section 5(a) hereof, and (ii) will reimburse the Initial Purchaser for any legal or other expenses reasonably incurred by the Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Issuer nor DRC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that neither the Issuer nor DRC will be liable in any such case to the extent that such misstatement or omission from an Offering Document or Limited Use Issuer Free Writing Communication was corrected by the Issuer or DRC reasonably prior to the initial time of sale and the Initial Purchaser did not deliver, prior to the initial time of sale, a copy of the Offering Document or Limited Use Issuer Free Writing Communication, as then revised, amended or supplemented, if either the Issuer or DRC furnished copies thereof reasonably prior to the initial time of sale to the Initial Purchaser in accordance with the terms of this Agreement.
(b)    The Initial Purchaser will indemnify and hold harmless the Issuer, its directors and officers, each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act and DRC, against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any document comprising a part of the Offering Document, any Limited Use Issuer Free Writing Communication, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the second, fifth and tenth paragraphs under the caption “PLAN OF DISTRIBUTION”; provided, however, that the Initial Purchaser shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuer’s failure to perform its obligations under Section 5(a) hereof.
(c)    Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
(d)    If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Initial Purchaser on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total discounts and commissions received by the Initial Purchaser from the Issuer under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Initial Purchaser shall not be required to contribute any amount in excess of the difference between the total price at which the Notes were resold by it and the total price of the Notes acquired by it.
(e)    The obligations of the Issuer and DRC under this Section shall be in addition to any liability which the Issuer or DRC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchaser under this Section shall be in addition to any liability which the Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act.
Section 8.    Default of Initial Purchaser. If the Initial Purchaser defaults in its obligations to purchase Notes and the aggregate principal amount of the Notes with respect to which such default occurs exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to the Issuer and DRC for the purchase of such Notes by any other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Issuer or DRC, except as provided in Section 9 hereof. Nothing herein shall relieve the Initial Purchaser from liability for any default hereunder.
Section 9.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer and DRC or their respective officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, the Issuer and DRC or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 8 hereof or if for any reason the purchase of the Notes by the Initial Purchaser is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 hereof and the respective obligations of the Issuer, DRC and the Initial Purchaser pursuant to Section 7 hereof shall remain in effect. If the purchase of the Notes by the Initial Purchaser is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii) hereof, the Issuer and DRC will reimburse the Initial Purchaser for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.
Section 10.    Severability Clause. Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
Section 11.    Notices. All communications hereunder will be in writing and, (a) if sent to the Initial Purchaser will be mailed or delivered to the Initial Purchaser at Credit Suisse Securities (USA) LLC, One Madison Avenue, New York, NY 10010, Attention: General Counsel of the Americas; (b) if sent to the Issuer, will be mailed or delivered to it at c/o U.S. Bank Trust National Association 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Services; and (c) if sent to DRC will be mailed or delivered to it at 10600 West Charleston Blvd., Las Vegas, Nevada 89135, Attention: General Counsel, provided, however, that any notice to the Initial Purchaser pursuant to Section 7 hereof will be mailed or delivered to the Initial Purchaser.
Section 12.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder, except that holders of Notes shall be entitled to enforce the agreements for their benefit contained in the fourth sentence of Section 5(b) hereof against the Issuer as if such holders were parties thereto.
Section 13.    Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. The Issuer and DRC hereby submit to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14.    Counterparts, Etc. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof between the Initial Purchaser, DRC and the Issuer. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.
Section 15.    No Petition. During the term of this Agreement and for one year and one day after payment in full of the Notes, none of the parties hereto or any affiliate thereof will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Issuer.
Section 16.    No Advisory or Fiduciary Responsibility. Each of the Issuer and DRC acknowledges and agrees that: (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction among the Issuer, DRC and the Initial Purchaser and each of the Issuer and DRC is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with the purchase and sale of the Notes, the Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of either of the Issuer or DRC, or their respective affiliates, stockholders, creditors or employees or any other party; (c) the Initial Purchaser has not assumed or will assume an advisory or fiduciary responsibility in favor of either of the Issuer or DRC with respect to any of the transactions contemplated hereby; (d) the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of either of the Issuer or DRC and that the Initial Purchaser has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; (e) the Issuer and DRC shall each consult with its own advisors concerning the purchase and sale of the Notes and shall be responsible for making their own independent investigation and appraisal of the transaction contemplated hereby, and the Initial Purchaser shall not have any responsibility or liability to the Issuer or DRC with respect thereto and (f) each of the Issuer and DRC waive, to the fullest extent permitted by law, any claims it may have against the Initial Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, DRC and the Initial Purchaser, or any of them, with respect to the subject matter hereof.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this Note Purchase Agreement shall represent a binding agreement among the Issuer, DRC and the Initial Purchaser.
Very truly yours,

DIAMOND RESORTS OWNER TRUST 2011-1, AS ISSUER

BY:	DIAMOND RESORTS SELLER 2011-1, LLC, AS OWNER

By:    /s/ David Palmer
Name: David Palmer
Title:     President

DIAMOND RESORTS CORPORATION

By:    /s/ David Palmer
Name:     David Palmer
Title:     President
The foregoing Note Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:    /s/ Russell J. Burns
Name: Russell J. Burns
Title: Managing Director

EXHIBIT A

Initial Purchaser	Initial Note Balance	Purchase Price (%)
Credit Suisse Securities (USA) LLC	$64,510,000	99.309168%

EXHIBIT B
GENERAL USE ISSUER FREE WRITING COMMUNICATION

Credit Suisse

Confidential

Diamond Resorts Owner Trust 2011-1

Transaction Overview

April 2011

These materials may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Credit Suisse AG or its Affiliates (hereafter "Credit Suisse").

IMPORTANT NOTICES

The securities described in these materials (the "Notes") have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state of the United States or other jurisdiction. The Notes may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain non-U.S. persons in offshore transactions in reliance on Regulation S. You are hereby notified that sellers of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by either Rule 144A or Regulation S.

These materials are confidential to the recipient. Accordingly, any attempt to copy, summarize or distribute these materials or any portion hereof in any form to any other party without our prior written consent is prohibited. Failure to comply with this directive may result in a violation of the Securities Act or the applicable laws of other jurisdictions. By accessing these materials you will be deemed to agree to the foregoing.

Information contained in these materials is preliminary and incomplete and is subject to change. Before you invest, you should read thoroughly the Offering Circular relating to the Notes in its most current form (the "Offering Circular") for more complete information about the Issuer and the offering. You may access the Offering Circular through the link provided on the NetRoadshow website. Alternatively, you may obtain a copy of the Offering Circular by contacting Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010 Attention: Asset Finance Group or by calling (212) 325-1627.

Certain terms used in these materials but not defined herein will be defined in the Offering Circular.

DISCLAIMER

The information contained in this electronic presentation (the "Information") is being provided to you on a confidential basis solely for your review and may not be downloaded, copied, reproduced or redistributed, in whole or in part, directly or indirectly, by you. The Information is provided to you for informational purposes, is intended for your use only and does not constitute a commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). There shall not be any offer or sale of the Notes discussed in this communication in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This electronic presentation is not an offering circular and the Information does not include all of the information required to be included in the offering circular relating to the Notes. As such, the Information may not reflect the impact of all structural characteristics of the Notes. The assumptions underlying the Information, including structure and collateral, may be modified to reflect changed circumstances.

THIS PRESENTATION IS NOT INTENDED TO FURNISH LEGAL, REGULATORY, TAX, ACCOUNTING, INVESTMENT OR OTHER ADVICE TO ANY PROSPECTIVE INVESTOR IN THE NOTES.

The Information contains statements that are not purely historical in nature, but are "forward-looking statements." These include, among other things, projections, forecasts, estimates of income, yield or return, future performance targets, sample or pro forma portfolio structures or portfolio composition, scenario analysis, specific investment strategies and proposed or pro forma levels of diversification or sector investment. These forward-looking statements are based upon certain assumptions. The course of actual events is uncertain and outcomes are expected to differ from those on which the Information is based. Actual results may differ materially from those contained in any forward-looking statements based on, among other things, differences in the actual values of the variables, including composition of the collateral, defaults on the collateral, timing of defaults and subsequent recoveries and interest rates from the estimated values of those variables on which the forward-looking statements are based. You should read the "Risk Factors" set forth in the Offering Circular in their entirety. There can be no assurance (i) that estimated returns or projections will be realized, (ii) that forward-looking statements will materialize or (iii) that actual results will not be materially different than those presented herein. The Issuer expressly disclaims any obligation or undertaking to provide any updates or revisions to any forward looking statement to reflect any change in the Issuer's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

The Initial Purchasers may, from time to time, participate or invest in other financing transactions with DRC and its affiliates, perform services for or solicit business from DRC and its affiliates, and/or have a position or effect transactions in the Notes or derivatives thereof.

Table of Contents

		Page
1.	DROT 2011-1 Transaction Overview	4
2.	DROT 2011-1 Breakeven Gross Default Sensitivity Analysis	13
3.	DROT Securitization Portfolio Comparison	15
4.	Historical Static Pool Cumulative Gross Default Analysis	17
5.	Overview of Diamond Resorts	26
	Appendix DROT 2011-1 Statistical Pool Characteristics (as of 3/31/2011)	37

Confidential

3

1. DROT 2011-1 Transaction Overview

Confidential
4

DROT 2011-1 Transaction Overview

DIAMOND RESORTS INTERNATIONAL

Diamond Resorts Corp. ("DRC") plans to offer a single class of timeshare loan backed notes (the "Notes") totaling $64,510,000 via its Diamond Resorts Owner Trust 2011-1 (the "Issuer") transaction

- The Notes will be rated "A(sf)" by S&P and represent DRC's 2nd term securitization
- The 2011-1 Statistical Pool has a weighted average FICO score of 726 (1), a weighted average obligor equity percentage of 35.1% and a weighted average seasoning of 25 months
  - 67.3% of the scored loans in the Statistical Pool have a FICO score of 700 or better (1)
  - 22.3% of the Statistical Pool has at least 48 months of seasoning
- 18.6% of the 2011-1 Statistical Pool is comprised of loans from previous financings that Diamond redeemed in 2010 pursuant to "clean-up call" provisions (Sunterra Owner Trust 2004-1 and a private placement for receivables related to Polo Towers)
  - These loans have a weighted average seasoning of 79 months, a weighted average obligor equity percentage of 60.0% and a weighted average FICO score of 715
- The remaining 81.4% of the 2011-1 Statistical Pool is primarily comprised of new loan originations since the DROT 2009-1 securitization
  - Weighted average seasoning of 13 months, a weighted average obligor equity percentage of 29.4% and a weighted average FICO score of 728
- On the Closing Date, total credit enhancement for the transaction (excluding excess spread) will be 6.00% of the Aggregate Loan Balance as of the Initial Cut-Off Date
  - Overcollateralization equals 5.00% and the initial Reserve Account deposit equals 1.00%
- Initial excess spread is expected to be approximately 10.4% (2) per annum

(1) Approximately 1.69% of the 2011-1 Statistical Pool is not scored.
(2) Assumed Note Interest rate in CDI file provided to investors.

CREDIT SUISSE
Confidential
5

DROT 2011-1 Transaction Overview

DIAMOND RESORTS INTERNATIONAL

Summary of Transaction Structure

- The Principal Distribution Amount ("PDA") for each Payment Date will be:

During a Non-Rapid Amortization Period	During a Rapid Amortization Period
The excess, if any, of (a) the sum of (1) Monthly Principal Amount, plus (2) the aggregate Loan Balance of all Timeshare Loans which became Defaulted Timeshare Loans during the related Due Period (other than Defaulted Timeshare Loans for which the Seller has exercised its option to repurchase or substitute), over (b) the Overcollateralization Release Amount for such Payment Date	The excess, if any, of (a) the entire amount of remaining available funds after making provisions for payments and distributions required under clauses *(i)* through *(vi)* in the "Priority of Distributions" over (b) the amount, if any, by which the Reserve Account Required Balance on such Payment Date is greater than the amount on deposit in the Reserve Account

- Assuming no performance triggers are breached, the Overcollateralization Release Amount can be greater than zero from the first Payment Date resulting in a pro-rata distribution of principal to the OC
  - Overcollateralization Release Amount means on any Payment Date during a Non-Rapid Amortization Period, (i) if no Cash Accumulation Event has occurred and is then continuing, an amount equal to the excess, if any, of (a) the Pro Forma Overcollateralization Amount on such Payment Date over (b) the Required Overcollateralization Amount on such Payment Date; provided that such amount will not exceed the Monthly Principal Amount for such Payment Date, and (ii) if a Cash Accumulation Event has occurred and is then continuing, zero

CREDIT SUISSE

Confidential

6

DROT 2011-1 Transaction Overview

DIAMOND RESORTS INTERNATIONAL

Summary of Transaction Structure (continued)

- Pro Forma Overcollateralization Amount is the excess, if any, of (i) the Aggregate Loan Balance as of the last day of the related Due Period over (ii) (a) the Outstanding Note Balance on such Payment Date before taking into account any distributions of principal to the Noteholders on such Payment Date, minus (b) an amount equal to the sum of (1) the Monthly Principal Amount for such Payment Date and, without duplication, (2) aggregate Loan Balance of all Timeshare Loans which became Defaulted Timeshare Loans during the related Due Period (other than Defaulted Timeshare Loans for which the Seller has exercised its option to repurchase or substitute)
- Required Overcollateralization Amount for any Payment Date is equal to:
  - If no Cash Accumulation Event has occurred and is continuing, the greater of:
    - 1.00% of the Aggregate Loan Balance as of the Initial Cut-Off Date
    - The product of (i) the Target Overcollateralization Percentage (5.00%) and (ii) the Aggregate Loan Balance as of the last day of the related Due Period [1]
  - If a Cash Accumulation Event has occurred and is continuing, the Required Overcollateralization Amount as determined on the immediately preceding Payment Date

(1) The "Target Overcollateralization Percentage" is equal to (i) the excess of (a) the Aggregate Loan Balance as of the Initial Cut-Off Date over (b) the Initial Note Balance on the Closing Date, divided by (ii) the Aggregate Loan Balance as of the Initial Cut-Off Date. The Target Overcollateralization Percentage is approximately 5.00%.

CREDIT SUISSE

Confidential

7

DROT 2011-1 Transaction Overview

DIAMOND RESORTS INTERNATIONAL

Transaction Performance Calculations

- Delinquency Level
  - Cash Accumulation Event shall commence if the average of the Delinquency Levels for the three immediately preceding Due Periods is greater than or equal to 7.00%
- Default Level
  - Rapid Amortization Period shall commence if the average of the Default Levels for the three immediately preceding Due Periods is greater than or equal to 0.75% (1)
- Cumulative Default Level
  - Rapid Amortization Period shall commence if the Cumulative Default Level is greater than 20.00%
- Required Overcollateralization Amount
  - Rapid Amortization Period shall commence if the Overcollateralization Amount is less than the Required Overcollateralization Amount for the two immediately preceding Payment Dates
- Recovery Ratio
  - Requires a minimum recovery percentage on Defaulted Timeshare Loans
  - Rapid Amortization Period shall commence if the Recovery Ratio is less than 25%

(1) If fewer than three Due Periods have elapsed, a Rapid Amortization Period will begin on any Determination Date if the average of the Default Levels for the actual number of Due Periods which have elapsed is greater than 0.75%.

CREDIT SUISSE

Confidential

8

DROT 2011-1 Transaction Overview

DIAMOND RESORTS INTERNATIONAL

Priority of Distributions

- On each Payment Date, available funds in the Collection Account and the Reserve Account will be used to make the following payments:

  i. To the Indenture Trustee and Custodian, the monthly Indenture Trustee Fee and Custodial Fee, and certain expenses incurred by the Indenture Trustee and Custodian;

  ii. To the Back-Up Servicer, the Back-Up Servicing Fee and unpaid Back-Up Servicing Fees (as well as transition expenses incurred by the Back-Up Servicer in connection with transferring the servicing, if any);

  iii. To the Owner Trustee, the Owner Trustee Fee and certain expenses incurred by the Owner Trustee;

  iv. To the Administrator, the Administrator Fee and certain expenses incurred by the Administrator;

  v. To the Servicer, the Servicing Fee, and certain expenses incurred by the Servicer;

  vi. To the Noteholders, the Interest Distribution Amount for such Payment Date;

  vii. To the Noteholders, the Principal Distribution Amount for such Payment Date;

  viii. During a Non-Rapid Amortization Period, to the Noteholders, the Extra Principal Distribution Amount;

  ix. To the Reserve Account, all the remaining amounts until the Reserve Account equals the Reserve Account Required Balance;

  x. To the Back-Up Servicer, any expenses not paid in (ii) above; and

  xi. To the Seller, any remaining amounts.

CREDIT SUISSE

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DROT 2011-1 Transaction Overview

Summary of Proposed Transaction Credit Enhancement / Reserve Account Mechanics

Credit Enhancement at Closing	% of Aggregate Loan Balance "A" Enhancement
Overcollateralization	5.00%
Reserve Account	1.00%
Total Credit Enhancement (excl. Excess Spread)	***6.00%***
Initial Annual Excess Spread (approx.)	10.40%

- Initial Reserve Account deposit equal to 1.00% of the Aggregate Loan Balance as of the Cut-Off Date
  - If no Cash Accumulation Event or Rapid Amortization Period is occurring, the Reserve Account Required Balance is equal to (x) prior to and including the April 2012 Payment Date, an amount equal to 2.50% of the Aggregate Loan Balance or (y) after the April 2012 Payment Date, an amount equal to 1.00% of the Aggregate Loan Balance
  - If a Cash Accumulation Event is occurring but no Rapid Amortization Period is in effect, the Reserve Account Required Balance is equal to the product of (A) the Aggregate Loan Balance and (B) the greater of (x) 15.0% or (y) 2 *times* the Delinquency Ratio for such Due Period
  - During a Rapid Amortization Period, the Reserve Account Required Balance is equal to the Reserve Account Floor Amount
    - Reserve Account Floor Amount equal to lesser of (i) 0.25% of the Initial Note Balance on the Closing Date and (ii) 50% of the Outstanding Note Balance on such Payment Date

Note: The Reserve Account Required Balance will in no event be less than the Reserve Account Floor Amount.

CREDIT SUISSE

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10

DROT 2011-1 Transaction Overview

DIAMOND RESORTS INTERNATIONAL

Summary Terms

- Issuer: Diamond Resorts Owner Trust 2011-1
- Servicer: Diamond Resorts Financial Services, Inc.
- Back-Up Servicer: Wells Fargo Bank, National Association
- Indenture Trustee/Custodian: Wells Fargo Bank, National Association
- Seller: Diamond Resorts Seller 2011-1, LLC
- Initial Note Balance: $64.51 million
- Issued via Rule 144A and Reg S
- Performance Triggers: Rolling average delinquency/default levels, rolling average recovery % on Defaulted Timeshare Loans, cumulative default level, and overcollateralization requirements
- Reserve Account: Initial deposit equal to 1.00% of the Agg. Loan Balance as of the Initial Cut-Off Date
  - Reserve Account Required Balance equals 2.50% until April 2012 Payment Date, 1.00% thereafter
- Initial annual excess spread: Approximately 10.4%
- Optional repurchase / substitution of Defaulted Timeshare Loans by the Seller
- 15% Optional Redemption
- Expected Weighted Average Life (to Optional Redemption): 2.85 yrs. (1)
- Expected Closing Date: Week of April 25th

(1) Based on a 15% CPR pricing speed.

CREDIT SUISSE

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11

DROT 2011-1 Transaction Overview

Issuance Details

	Class A Notes
Initial Note Balance	$64,510,000
Advance Rate (% of Agg. Loan Balance as of the Cut-Off Date)	95.00%
Regulatory Status	144A / Reg S
Expected Rating (S&P)	A (sf)
Pricing Benchmark	Interp. Swaps
Interest Type	Fixed Rate
Interest Accrual	30 / 360
Stated Maturity Date	March 2023
Weighted Average Life to Optional Redemption (years) (1)(2)	2.85
Weighted Average Life to Maturity (years) (1)	3.06
Principal Window to Optional Redemption (months) (1)(2)	1 - 72
Principal Window to Maturity (months)(1)	1 - 109
Distribution Frequency	Monthly
Payment Date	20th or next business day
First Payment Date	May 20, 2011

(1) Based on 15% CPR pricing speed
(2) Based on 15% Optional Redemption

Confidential
12

2. DROT 2011-1 Breakeven Gross Default Sensitivity Analysis

Confidential
13

Breakeven Gross Default Sensitivity Analysis

DIAMOND RESORTS INTERNATIONAL

Breakeven Cumulative Gross Defaults (% of Agg. Loan Balance as of the Statistical Cut-Off Date)

		Recoveries (% of Defaulted Loan Balance)		
		0.00%	25.00%	50.00%
Prepayment Speed (CPR)	0.00%	41.76% (11.52% CDR)	50.57% (15.24% CDR)	63.54% (22.54% CDR)
	5.00%	37.21% (11.73% CDR)	45.40% (15.53% CDR)	57.83% (22.98% CDR)
	10.00%	33.38% (11.97% CDR)	41.01% (15.85% CDR)	52.91% (23.45% CDR)
	15.00%	30.12% (12.23% CDR)	37.26% (16.19% CDR)	48.66% (23.96% CDR)
	20.00%	27.35% (12.51% CDR)	34.05% (16.57% CDR)	44.97% (24.51% CDR)

(1) Prepayment Speed includes voluntary prepayments and upgrades

CREDIT SUISSE

Confidential

14

3. DROT Securitization Portfolio Comparison

Confidential
15

DROT Securitization Portfolio Comparison

DIAMOND RESORTS INTERNATIONAL

Summary of Loan Characteristics

	DROT 2011-1 Statistical Pool	DROT 2009-1 Statistical Pool
Aggregate Loan Balance	$67,906,167	$123,446,534
Range of Loan Balances	$336 to $86,062	$257 to $75,580
Average Loan Balance	$9,093	$10,755
Range of Coupon Rates	6.00% to 17.90%	8.40% to 17.90%
Weighted Average Coupon Rate	15.69%	14.97%
Range of Original Terms	24 to 120 months	24 to 180 months
Weighted Average Original Term	120 months	121 months
Range of Obligor Equity at Closing	10.00% to 97.23%	10.00% to 99.44%
Weighted Average Obligor Equity at Closing	35.07%	30.69%
Range of Remaining Months to Maturity	7 to 120 months	1 to 174 months
Weighted Average Remaining Months to Maturity	95 months	100 months
Range of Seasoning	0 to 113 months	0 to 167 months
Weighted Average Seasoning	25 months	21 months
Range of Credit Scores	566 to 842 (1)	600 to 844 (2)
Weighted Average Credit Score	726 (1)	727 (2)
Mortgage Loans	6.08%	14.54%
Installment Loans	6.20%	0.00%
Points-Based Loan	87.72%	85.46%
Domestic Obligors	97.04%	96.64%
Foreign Obligors	2.96%	3.36%

(1) Approximately 1.69% of the loans in the DROT 2011-1 Statistical Pool are not scored.

(2) Approximately 2.26% of the loans in the DROT 2009-1 Statistical Pool are not scored.

CREDIT SUISSE

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4. Historical Static Pool Cumulative Gross Default Analysis

Confidential
17

Static Pool Cumulative Gross Default Analysis

Static Pool Cumulative Gross Defaults (No Recoveries)

Aggregate (Q1 2001 – Q4 2010 Originations)

40%
35%
30%
25%
20%
15%
10%
5%
0%
% Cum. Defaults
0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68 72 76 80 84 88 92 96 100 104 108 112 116 120
Months Since Origination
Q1 2001 Q2 2001 Q3 2001 Q4 2001 Q1 2002 Q2 2002 Q3 2002 Q4 2002 Q1 2003 Q2 2003
Q3 2003 Q4 2003 Q1 2004 Q2 2004 Q3 2004 Q4 2004 Q1 2005 Q2 2005 Q3 2005 Q4 2005
Q1 2006 Q2 2006 Q3 2006 Q4 2006 Q1 2007 Q2 2007 Q3 2007 Q4 2007 Q1 2008 Q2 2008
Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010 Q2 2010 Q3 2010 Q4 2010

Note:
(1) Data as of 12/31/2010.

- Weighted average FICO score for obligors in the DROT 2011-1 Statistical Pool is 726

Confidential
18

Static Pool Cumulative Gross Default Analysis

Static Pool Cumulative Gross Defaults (No Recoveries)

800 – 850 FICO Score (Q1 2001 – Q4 2010 Originations)

40%
35%
30%
25%
20%
15%
10%
5%
0%
% Cum. Defaults
0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68 72 76 80 84 88 92 96 100 104 108 112 116 120
Months Since Origination
Q1 2001 Q2 2001 Q3 2001 Q4 2001 Q1 2002 Q2 2002 Q3 2002 Q4 2002 Q1 2003 Q2 2003
Q3 2003 Q4 2003 Q1 2004 Q2 2004 Q3 2004 Q4 2004 Q1 2005 Q2 2005 Q3 2005 Q4 2005
Q1 2006 Q2 2006 Q3 2006 Q4 2006 Q1 2007 Q2 2007 Q3 2007 Q4 2007 Q1 2008 Q2 2008
Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010 Q2 2010 Q3 2010 Q4 2010

Note:
(1) Data as of 12/31/2010.
(2) The vertical "dotted" line represents the weighted average seasoning for DROT 2011-1 loans in such FICO band (as of the Cut-Off Date)

- Obligors that have a FICO score of 800 – 850 represent 9.4% of the DROT 2011-1 Statistical Pool

Confidential
19

Static Pool Cumulative Gross Default Analysis

Static Pool Cumulative Gross Defaults (No Recoveries)

750 – 799 FICO Score (Q1 2001 – Q4 2010 Originations)

% Cum. Defaults
40%
35%
30%
25%
20%
15%
10%
5%
0%
0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68 72 76 80 84 88 92 96 100 104 108 112 116 120
Months Since Origination
Q1 2001 Q2 2001 Q3 2001 Q4 2001 Q1 2002 Q2 2002 Q3 2002 Q4 2002 Q1 2003 Q2 2003
Q3 2003 Q4 2003 Q1 2004 Q2 2004 Q3 2004 Q4 2004 Q1 2005 Q2 2005 Q3 2005 Q4 2005
Q1 2006 Q2 2006 Q3 2006 Q4 2006 Q1 2007 Q2 2007 Q3 2007 Q4 2007 Q1 2008 Q2 2008
Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010 Q2 2010 Q3 2010 Q4 2010

Note:
(1) Data as of 12/31/2010.
(2) The vertical "dotted" line represents the weighted average seasoning for DROT 2011-1 loans in such FICO band (as of the Cut-Off Date)

- Obligors that have a FICO score of 750 –799 represent 28.2% of the DROT 2011-1 Statistical Pool

Confidential
20

Static Pool Cumulative Gross Default Analysis

Static Pool Cumulative Gross Defaults (No Recoveries)

700 – 749 FICO Score (Q1 2001 – Q4 2010 Originations)

40%
35%
30%
25%
20%
15%
10%
5%
0%
% Cum. Defaults
0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68 72 76 80 84 88 92 96 100 104 108 112 116 120
Months Since Origination
Q1 2001 Q2 2001 Q3 2001 Q4 2001 Q1 2002 Q2 2002 Q3 2002 Q4 2002 Q1 2003 Q2 2003
Q3 2003 Q4 2003 Q1 2004 Q2 2004 Q3 2004 Q4 2004 Q1 2005 Q2 2005 Q3 2005 Q4 2005
Q1 2006 Q2 2006 Q3 2006 Q4 2006 Q1 2007 Q2 2007 Q3 2007 Q4 2007 Q1 2008 Q2 2008
Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010 Q2 2010 Q3 2010 Q4 2010

Note:
(1) Data as of 12/31/2010.
(2) The vertical "dotted" line represents the weighted average seasoning for DROT 2011-1 loans in such FICO band (as of the Cut-Off Date)

- Obligors that have a FICO score of 700 – 749 represent 28.6% of the DROT 2011-1 Statistical Pool

Confidential
21

Static Pool Cumulative Gross Default Analysis

Static Pool Cumulative Gross Defaults (No Recoveries)

650 – 699 FICO Score (Q1 2001 – Q4 2010 Originations)

40%
35%
30%
25%
20%
15%
10%
5%
0%
% Cum. Defaults
0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68 72 76 80 84 88 92 96 100 104 108 112 116 120
Months Since Origination
Q1 2001 Q2 2001 Q3 2001 Q4 2001 Q1 2002 Q2 2002 Q3 2002 Q4 2002 Q1 2003 Q2 2003
Q3 2003 Q4 2003 Q1 2004 Q2 2004 Q3 2004 Q4 2004 Q1 2005 Q2 2005 Q3 2005 Q4 2005
Q1 2006 Q2 2006 Q3 2006 Q4 2006 Q1 2007 Q2 2007 Q3 2007 Q4 2007 Q1 2008 Q2 2008
Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010 Q2 2010 Q3 2010 Q4 2010

Note:
(1) Data as of 12/31/2010.
(2) The vertical "dotted" line represents the weighted average seasoning for DROT 2011-1 loans in such FICO band (as of the Cut-Off Date)

- Obligors that have a FICO score of 650 – 699 represent 21.6% of the DROT 2011-1 Statistical Pool

CREDIT SUISSE

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Static Pool Cumulative Gross Default Analysis

Static Pool Cumulative Gross Defaults (No Recoveries)

600 – 649 FICO Score (Q1 2001 – Q4 2010 Originations)
40%
35%
30%
25%
20%
15%
10%
5%
0%
% Cum. Defaults
0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68 72 76 80 84 88 92 96 100 104 108 112 116 120
Months Since Origination
Q1 2001 Q2 2001 Q3 2001 Q4 2001 Q1 2002 Q2 2002 Q3 2002 Q4 2002 Q1 2003 Q2 2003
Q3 2003 Q4 2003 Q1 2004 Q2 2004 Q3 2004 Q4 2004 Q1 2005 Q2 2005 Q3 2005 Q4 2005
Q1 2006 Q2 2006 Q3 2006 Q4 2006 Q1 2007 Q2 2007 Q3 2007 Q4 2007 Q1 2008 Q2 2008
Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010 Q2 2010 Q3 2010 Q4 2010

Note:
(1) Data as of 12/31/2010.
(2) The vertical "dotted" line represents the weighted average seasoning for DROT 2011-1 loans in such FICO band (as of the Cut-Off Date)

- Obligors that have a FICO score of 600 – 649 represent 9.7% of the DROT 2011-1 Statistical Pool

Confidential
23

Static Pool Cumulative Gross Default Analysis

Static Pool Cumulative Gross Defaults (No Recoveries)

FICO Score Below 600 (Q1 2001 – Q4 2010 Originations)

60%
55%
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
% Cum. Defaults
0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68 72 76 80 84 88 92 96 100 104 108 112 116 120
Months Since Origination
Q1 2001 Q2 2001 Q3 2001 Q4 2001 Q1 2002 Q2 2002 Q3 2002 Q4 2002 Q1 2003 Q2 2003
Q3 2003 Q4 2003 Q1 2004 Q2 2004 Q3 2004 Q4 2004 Q1 2005 Q2 2005 Q3 2005 Q4 2005
Q1 2006 Q2 2006 Q3 2006 Q4 2006 Q1 2007 Q2 2007 Q3 2007 Q4 2007 Q1 2008 Q2 2008
Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010 Q2 2010 Q3 2010 Q4 2010

Note:
(1) Data as of 12/31/2010.
(2) The vertical "dotted" line represents the weighted average seasoning for DROT 2011-1 loans in such FICO band (as of the Cut-Off Date)

- Obligors that have a FICO score Below 600 represent 0.8% of the DROT 2011-1 Statistical Pool

CREDIT SUISSE
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Static Pool Cumulative Gross Default Analysis

Static Pool Cumulative Gross Defaults (No Recoveries)

No FICO Score (Q1 2001 – Q4 2010 Originations)

40%
35%
30%
25%
20%
15%
10%
5%
0%
% Cum. Defaults
0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 60 64 68 72 76 80 84 88 92 96 100 104 108 112 116 120
Months Since Origination
Q1 2001 Q2 2001 Q3 2001 Q4 2001 Q1 2002 Q2 2002 Q3 2002 Q4 2002 Q1 2003 Q2 2003
Q3 2003 Q4 2003 Q1 2004 Q2 2004 Q3 2004 Q4 2004 Q1 2005 Q2 2005 Q3 2005 Q4 2005
Q1 2006 Q2 2006 Q3 2006 Q4 2006 Q1 2007 Q2 2007 Q3 2007 Q4 2007 Q1 2008 Q2 2008
Q3 2008 Q4 2008 Q1 2009 Q2 2009 Q3 2009 Q4 2009 Q1 2010 Q2 2010 Q3 2010 Q4 2010

Note:
(1) Data as of 12/31/2010.
(2) The vertical "dotted" line represents the weighted average seasoning for DROT 2011-1 loans with no FICO score (as of the Cut-Off Date)

- Approx. 1.7% of the loans in the DROT 2011-1 Statistical Pool do not have a FICO score

CREDIT SUISSE
Confidential
25

Overview of Diamond Resorts

- Diamond Resorts is a branded resort management company that operates one of the largest vacation-ownership networks in the world
  - 196 branded and affiliated resorts in 28 countries
  - Member base of more than 380,000 owner-families
- Unique and superior business model
  - Hospitality and resort management services focus
    - Manage 69 resorts and provide access to 127 affiliates
    - Evergreen, cost plus management contracts with no ADR or occupancy risk provide stable, recurring cashflow
    - Approximately 79% of EBITDA contribution with no material overhead or working capital
  - Highly disciplined and predictable sales model
    - Consistent closing percentage of 17%-19% since April 2007
    - 67% of all VOI sales since October 2008 have been cash – stringent underwriting metrics
    - No new capex required to support sales volume – anticipated annual recapture of inventory is sufficient
- Financial stability
  - Despite the recession, Diamond's financial performance has been relatively stable
  - In August 2010, Diamond refinanced its first and second lien credit facilities with the issuance of $425 million of Senior Secured Notes due in 2018
  - Diamond also renewed its ABCP conduit in conjunction with the issuance of its Senior Secured Notes

CREDIT SUISSE
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Overview of Diamond Resorts – By Segment

DIAMOND RESORTS INTERNATIONAL

Hospitality and Management Service Focus

- Manage 69 resorts and a 380,000 member network
- Predictable and steady cashflows from evergreen cost plus contracts
- Annual maintenance fees collected in advance
- LTM 12/31/10 Contribution to Adjusted EBITDA of $90 million
  - A substantial portion of overhead related to the management services business is allocated to, and paid by, HOAs

Highly Disciplined and Predictable Sales Model

- Consistent closing percentage of 17%-19% since April 2007
- 67% of all VOI sales since October 2008 have been cash
- Approximately 59% of 2009 sales to existing owner base
- High quality loan portfolio with weighted average FICO score of 759 on loans originated since October 2008

Managed for Cashflow Generation

- No near term resort development strategy
  - Last development project completed January 2008; none currently planned/required
- Inventory generated by recovery from existing owner base
- No project-specific debt
- Maintenance capital expenditures paid by homeowners' associations

LTM 12/31/10 Revenue

Hospitality and Mgmt Services 32%
$116 m
$252 m
Vacation Interest Sales and Financing 68%

LTM 12/31/10 Revenue: $368 million

LTM 12/31/10 Contribution to Adj. EBITDA

Hospitality and Mgmt Services 46%
$71 m
$83 m
Vacation Interest Sales and Financing 54%

LTM 12/31/10 Contribution to Adj. EBITDA	$154 million
Corporate G&A	(64) million
LTM 12/31/10 Adj. EBITDA	$90 million

CREDIT SUISSE

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Overview of Diamond Resorts – Market Leader

- Aggregate sales of $6.3 billion in 2009 in the U.S. (1)
- Approximately 1,548 resorts with 170,200 units (7.2 million VOI equivalents) (1)

Vacation Ownership Operators by Owner-Families

WYNDHAM
823,000
Marriott
409,000
DIAMOND RESORTS
380,000
STARWOOD
235,000
bluegreen
223,000
Hilton
167,000
114,000
HYATT
34,000

Source: Vacation Ownership World Magazine, March/April 2010.

Note: Metrics are as of year-end 2009 for all operators, except for Starwood and Hyatt, which are as of year-end 2008 and Diamond Resorts, which are as of September 2010.

Vacation Ownership Operators by Resorts / Location

DIAMOND RESORTS
110
86
196
137
19
156
Marriott
57
6
63
bluegreen
54
54
Hilton
31
4
35
STARWOOD
20
20
HYATT
16
16
13
13
Number of branded & affiliated vacation ownership resorts in North America, HI & Caribbean
Number of branded & affiliated vacation ownership resorts outside North America, HI & Caribbean

(1) Source: ARDA. As of December 31, 2009.

Source: Company reports and industry websites.

CREDIT SUISSE
Confidential
29

Overview of Diamond Resorts

DIAMOND RESORTS INTERNATIONAL

Diamond's Global Resort Network

Diamond Headquarters
Las Vegas, Nevada

AMERICAS

Canada
Whistler, BC
- Clock Tower
- RVC at Whiski Jack Whistler

Mexico
Acapulco
- RVC's Villa Vera, Acapulco

Baja Peninsula
- RVC's Club Regina, Los Cabos
- Cabo Villas Beach Resort, Cabo San Lucas

Cancun
- RVC's Villa Vera, Puerto Isla Mujeres
- El Dorado Royale
- El Dorado Seaside Suites
- RVC's Club Regina, Cancun

Oaxaca
- RVC's Las Cupulas, Oaxaca
- RVC's Villa Vera, Oaxaca

Puerto Vallarta
- RVC's Club Regina, Puerto Vallarta

Zihuatanejo
- RVC's Villa Vera Puerto Mio, Zihuatanejo

Caribbean
St. Maarten
- Flaming Beach Resort
- Royal Palm Beach Resort

Arizona
Lake Havasu City
- London Bridge Resort

Scottsdale
- Scottsdale Links Resort
- Scottsdale Villa Mirage

Sedona
- Sedona Springs Resort
- Sedona Summit
- The Ridge on Sedona Golf Resort
- Villas at Poco Diablo
- Villas of Sedona

California
Avila Beach
- San Luis Bay Inn

Carlsbad
- Grand Pacific at Carlsbad Inn Beach Resort
- Grand Pacific at Carlsbad Seapointe Resort
- Grand Pacific Palisades Resort and Hotel

Coronado
- Grand Pacific at Coronado Beach Resort

Napa
- Grand Pacific at River Pointe Napa Valley

Olympic Valley
- Grand Pacific at Red Wolf Lodge

Palm Springs
- RVC's Cimarron Golf Resort, Palm Springs
- Marquis Villas Resort
- Oasis Resort

South Lake Tahoe
- Lake Tahoe Vacation Resort
- Lodge at Lake Tahoe
- Tahoe Beach and Ski Club

Colorado
Steamboat Springs
- The Village at Steamboat Springs

Florida
Daytona Beach
- Daytona Beach Regency

Key West
- Coconut Mallory Resort and Marina

Kissimmee
- Polynesian Isles

Miami Beach
- Westgate at South Beach

New Smyrna Beach
- Coconut Palms Beach Resort
- Ocean Beach Club
- Ocean Sands Beach Club
- Sea Villas

Orlando
- Cypress Pointe Resorte & Grande Villas
- Grand Beach

Hawaii
Big Island
- RVC at Kona Reef, Hawaii
- Sea Mountain
- Sea Village

Kauai
- Grand Pacific at Alii Kai Resort
- Kapaa Shore
- Pono Kai
- The Point at Poipu

Maui
- Ka'anapali Beach Club
- Papakea Resort
- Valley Isle
- Lifestyle Crown Residences

Oahu
- Fairway Villa
- Royal Kuhio

Idaho
Ketchum
- Elkhorn Resort

Massachusetts
Dennis Port
- Edgewater Beach Resort

Falmouth
- Beachside Village Resort

Yarmouth
- Cove at Yarmouth
- Riverview

Missouri
Branson
- The Suites at Fall Creek

Nevada
Las Vegas
- Desert Paradise Resort
- Polo Towers Suites
- Polo Towers Villas

Stateline
- Kingsbury of Tahoe
- The Ridge Pointe

New Hampshire
Lincoln
- Village of Loon Mountain

Waterville Valley
- The Valley Inn at Waterville Valley

New Mexico
Santa Fe
- Villas de Santa Fe

Oregon
Newport
- Embarcadero

Sunriver
- The Pines at Sunriver

South Carolina
Hilton Head Island
- Island Links Resort
- Royal Dunes

Marrells Inlet
- Ellington at Wachesaw Plantation

Tennessee
Gatlinburg
- Bent Creek Golf Village
- Gatlinburg Town Square
- Gatlinburg Town Village

Pigeon Forge
- Mountain Meadows

Texas
Montgomery
- Villas on the Lake at Lake Conroe

Utah
Park City
- RVC's The Miners Club, Park City

Virginia
Williamsburg
- Greensprings Vacation Resort
- The Historic Powhatan Resort

Washington
Blaine
- RVC's Sandcastle, Birch Bay

Leavenworth
- Blackbird Lodge

Ocean Shores
- Point Brown

EUROPE

Austria
Schladming
- The Alpine Club

Czech Republic
Prague
- Hapimag Prague

France
Connelles
- La Résidence Normande
- Le Manoir des Deux Amants

Mougins
- Le Club Mougins

Paris
- Royal Regency

Germany
Schliersee
- AlpenClub Schliersee

Greece
Crete
- Hapimag Damnoni

Hungary
Budapest
- Hapimag Budapest

Ireland
County Clare
- East Clare Golf Village
- Dangan Lodge Cottages
- Fisherman's Lodge

Italy
Sorlanno nel Cimino
- Palazzo Catalani

Malta
St. Julians
- Diamond Suites on Malta

Norway
Gudbranddalen
- Gålå Fjellgrend

Portugal
Alvor
- Pestana Alvor Park

Funchal
- Destana Grand
- Pestana Miramir

Loule
- Vilar do Golf

Porches
- Pestana Porches

Spain
Costa Brava
- Hapimag Mas Nou

Costa del Sol
- Royal Oasis Club at Benal Beach
- Royal Oasis Club at Pueblo Quinta
- Los Amigos Beach Club
- Sahara Sunset

Spain (cont'd)
Gran Canaria (Canary Islands)
- Cala Blanca

Lanzarote (Canary Islands)
- Club del Carmen
- Jardines del Sol

Majorca (Balearic Islands)
- Cala de Mar
- Garden Lago

Menorca (Balearic Islands)
- White Sands Beach Club
- White Sands Country Club

Tenerife (Canary Islands)
- Royal Sunset Beach Club
- Royal Tenerife Country Club
- Santa Barbara Golf & Ocean Club
- Sunset Bay Club
- Sunset Harbour Club
- Sunset View Club

Turkey
Bodrum
- Hapimag Bodrum Sea Garden Village

United Kingdom
Alvechurch
- Alvechurch Marina

Cheshire
- Anderton Marina

Devon
- Woodford Bridge Country Club

Gloucestershire
- Stouts Hill

Kent
- Broome Park Golf & Country Club
- Broome Park Mansion House

Lancashire
- Pine Lake Resort

Lancaster
- Thurnham Hall
- Thurnham Hall Tarnbrook

Norfolk
- Cromer Country Club

Northamptonshire
- Gayton Marina

Perthshire (Scotland)
- The Kenmore Club

Shropshire
- Blackwater Meadow Marina

Staffordshire
- Wychnor Park Country Club

Windermere
- Burnside Park

Worcestershire
- Worcester Marina

AFRICA

Morocco
Marrakech
- Hapimag Palmerale Marrakech

South Africa
Cape Town
- The Peninsula

KwaZulu-Natal
- Breakers Resort
- Champagne Sports Resort

Mpamalanga
- Jackalberry Ridge

Western Cape
- Avalon Springs
- Wilderness Dunes

ASIA

India
Goa
- Royal Goan Beach Club at Haathi Mahal
- Royal Goan Beach Club at MonteRio
- Royal Goan Beach Club at Royal Palms

Indonesia
Bali
- Royal Bali Beach Club at Candidasa
- Royal Bali Beach Club at Jimbaran Bay

Thailand
Chiang Mai
- Royal Bella Vista Country Club at Chiang Mai

Koh Samui
- Arayaburi Boutique Resort

Pattaya
- Absolute at Nirvana Place
- Absolute at View Talay Holidays

Phuket
- Royal Lighthouse Villas at Boat Lagoon
- Absolute at Sea Pearl Beach Resort
- Absolute at Tri Trang Beach Resort

AUSTRALIA

New South Wales
Port Macquarie
- Vacation Village Resort

Queensland
Coolangatta
- Beach House Seaside Resort

Surfers Paradise
- Tiki Village International Resort

Map does not include the resorts added through the acquisition of the majority of the assets of ILX Resorts and certain newly affiliated resorts.

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Representative Properties - Exterior

The Point at Poipu – Kauai, Hawaii

Lake Tahoe Vacation Resort – South Lake Tahoe, CA

Ka'anapali Beach Club – Maui, Hawaii

Sedona Summit – Sedona, Arizona

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Representative Properties - Interior

DIAMOND RESORTS INTERNATIONAL

Lake Tahoe Vacation Resort – South Lake Tahoe, CA

Sedona Summit – Sedona, Arizona

Polo Towers Villas – Las Vegas, Nevada

Ka'anapali Beach Club – Maui, Hawaii

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Hospitality and Management Services

- The Company manages 69 branded resort properties globally as well as the owner network
- Evergreen management contracts yield highly predictable, contractual cashflow
  - Automatic renewals
  - Management fees are typically cost plus 10% - 15%
  - Maintenance capital expenditures are HOA responsibility and paid by owners
- No ADR or occupancy risk associated with management fee income
- A substantial portion of overhead related to the management services business is allocated to, and paid by, HOAs
- Management services are paid for with funds collected as part of an annual maintenance fee billed to individual owner-families
  - Approximately 80% collected by the end of February each year in 2010 and 2011

LTM 12/31/10 contribution to Adjusted EBITDA of $71 million

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Marketing & Sales of VOIs

- Diamond markets and sells vacation interests in the form of points through an experienced sales force
  - Flexibility to use points when and where the owner wants
  - Not tied to fixed interval
  - Members can also utilize their points as currency for services such as airline tickets, cruises, etc.
- Potential members generally purchase vacation interests through on-premise sales presentations at select resorts and off-site sales centers
- Diamond utilizes several strategic marketing channels to generate tour volume
- Diamond's data driven marketing yields predictable sales volume based on tour flow

	April 30, 2007 - Dec. 31, 2007	FYE 2008	FYE 2009	FYE 2010
Tours	107,102	150,912	123,045	130,801
Closing Percentage	17.6%	18.0%	19.2%	17.4%
Average VOI sale price per transaction	$11,733	$10,950	$9,712	$9,526

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Self-Sustaining Inventory Model

DIAMOND RESORTS INTERNATIONAL

Existing pool of unsold inventory

Sell points

2009 Sales Volume of $252 million

Existing pool of active owner-families

- 385,000 owner-families
- ~90% are fully paid (~347,000 owner-families)

Inventory recapture

4%

Fail to pay annual HOA dues or abandon ownership/membership

- Of the 90% that are fully paid, if ~4% default or abandon each year
- This would result in ~13,000 returned interval-equivalents
- This would represent inventory sufficient to support sales of ~$240M (based on average sale price of $18,509 per interval-equivalent)
- Inventory acquired for 1-2 years of delinquent maintenance fees

Interval-equivalents returned to unsold inventory

Diamond's focus on selling recaptured inventory eliminates the need for development CapEx

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Consumer Financial Services

- Diamond maintains a vertically integrated consumer finance operation to help facilitate sales to high credit quality customers
  - Diamond uses a risk-based pricing model based on an obligor's FICO score to determine whether or not a loan should be provided, as well as what the downpayment and interest rate should be
  - Minimum required downpayment of 10%
- Since October 2008, customers who utilized financing to purchase their vacation interest had a weighted average FICO score of 759
  - Only 33% of total sales have relied on Diamond's financing since October 2008
  - Average combined equity contribution of 45.7% since October 2008; 13.5% in cash downpayment and 32.2% in contributed equity
- Diamond maintains approximately $105 million of revolving, non-recourse receivables financing facilities
- Completed a $182 million term securitization in October 2009

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DIAMOND RESORTS INTERNATIONAL

Appendix

DROT 2011-1 Statistical Pool Characteristics (as of 3/31/2011)

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DROT 2011-1 Statistical Pool

DIAMOND RESORTS INTERNATIONAL

Summary of Loan Characteristics as of the Statistical Cut-Off Date (March 31, 2011)

	DROT 2011-1 Statistical Pool
Aggregate Loan Balance	$67,906,167
Range of Loan Balances	$336 to $86,062
Average Loan Balance	$9,093
Range of Coupon Rates	6.00% to 17.90%
Weighted Average Coupon Rate	15.69%
Range of Original Terms	24 to 120 months
Weighted Average Original Term	120 months
Range of Obligor Equity at Closing	10.00% to 97.23%
Weighted Average Obligor Equity at Closing	35.07%
Range of Remaining Months to Maturity	7 to 120 months
Weighted Average Remaining Months to Maturity	95 months
Range of Seasoning	0 to 113 months
Weighted Average Seasoning	25 months
Range of Credit Scores (1)	566 to 842
Weighted Average Credit Score (1)	726
Mortgage Loans	6.08%
Installment Loans	6.20%
Points-Based Loans	87.72%
Domestic Obligors	97.04%
Foreign Obligors	2.96%

(1) Approximately 1.69% of the loans in the Statistical Pool do not have a FICO score

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DROT 2011-1 Statistical Pool

DIAMOND RESORTS INTERNATIONAL

Obligor State of Residence

Obligor State	Number Timeshare Loans	Percentage of Statistical Cut-Off Date Loans (%)	Statistical Cut-Off Date Loan Balance ($)	Percentage of Statistical Cut-Off Date Aggregate Loan Balance (%)
Alabama	42	0.56%	$335,692	0.49%
Alaska	34	0.46	431,517	0.64
Arizona	660	8.84	6,320,402	9.31
Arkansas	42	0.56	380,967	0.56
California	1,608	21.53	15,582,261	22.95
Colorado	106	1.42	1,039,673	1.53
Connecticut	59	0.79	462,819	0.68
Delaware	26	0.35	215,475	0.32
District of Columbia	18	0.24	146,507	0.22
Florida	402	5.38	3,533,287	5.20
Georgia	160	2.14	1,474,102	2.17
Hawaii	33	0.44	253,124	0.37
Idaho	22	0.29	196,007	0.29
Illinois	245	3.28	2,315,999	3.41
Indiana	98	1.31	845,134	1.24
Iowa	57	0.76	495,469	0.73
Kansas	59	0.79	591,194	0.87
Kentucky	62	0.83	551,606	0.81
Louisiana	54	0.72	436,378	0.64
Maine	19	0.25	148,727	0.22
Maryland	246	3.29	1,890,943	2.78
Massachusetts	91	1.22	759,091	1.12
Michigan	156	2.09	1,385,925	2.04
Military Address	10	0.13	63,318	0.09
Minnesota	82	1.10	712,594	1.05
Mississippi	20	0.27	152,250	0.22
Missouri	142	1.90	1,496,134	2.20
Montana	16	0.21	162,031	0.24

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DROT 2011-1 Statistical Pool

DIAMOND RESORTS INTERNATIONAL

Obligor State of Residence (cont.)

Obligor State	Number Timeshare Loans	Percentage of Statistical Cut-Off Date Loans (%)	Statistical Cut-Off Date Loan Balance ($)	Percentage of Statistical Cut-Off Date Aggregate Loan Balance (%)
Nebraska	23	0.31	217,133	0.32
Nevada	102	1.37	1,021,315	1.50
New Hampshire	21	0.28	157,034	0.23
New Jersey	253	3.39	2,041,523	3.01
New Mexico	78	1.04	753,059	1.11
New York	333	4.46	2,742,363	4.04
North Carolina	162	2.17	1,364,589	2.01
North Dakota	10	0.13	75,026	0.11
Ohio	177	2.37	1,585,341	2.33
Oklahoma	63	0.84	593,351	0.87
Oregon	72	0.96	646,218	0.95
Pennsylvania	224	3.00	1,772,867	2.61
Puerto Rico	26	0.35	197,498	0.29
Rhode Island	20	0.27	137,458	0.20
South Carolina	54	0.72	467,958	0.69
South Dakota	10	0.13	69,808	0.10
Tennessee	69	0.92	623,007	0.92
Texas	327	4.38	3,024,858	4.45
Utah	36	0.48	333,447	0.49
US Virgin Islands	8	0.11	53,093	0.08
Vermont	8	0.11	67,262	0.10
Virginia	359	4.81	3,369,605	4.96
Washington	154	2.06	1,468,165	2.16
West Virginia	18	0.24	130,132	0.19
Wisconsin	54	0.72	447,416	0.66
Wyoming	18	0.24	160,821	0.24
Foreign Address	220	2.95	2,007,195	2.96
Total:	**7,468**	**100.00%**	**$67,906,167**	**100.00%**

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DROT 2011-1 Statistical Pool

DIAMOND RESORTS INTERNATIONAL

Purchase Price Amount ($)

Purchase Price	Number Timeshare Loans	Percentage of Statistical Cut-Off Date Loans (%)	Statistical Cut-Off Date Loan Balance ($)	Percentage of Statistical Cut-Off Date Aggregate Loan Balance (%)
0.01 - 5,000.00	242	3.24%	$684,106	1.01%
5,000.01 - 10,000.00	2,151	28.80	12,157,997	17.90
10,000.01 - 15,000.00	1,878	25.15	14,331,032	21.10
15,000.01 - 20,000.00	1,248	16.71	11,556,837	17.02
20,000.01 - 25,000.00	756	10.12	8,295,016	12.22
25,000.01 - 30,000.00	448	6.00	6,219,592	9.16
30,000.01 - 35,000.00	274	3.67	4,280,152	6.30
35,000.01 - 40,000.00	172	2.30	3,088,723	4.55
40,000.01 - 45,000.00	92	1.23	1,899,310	2.80
45,000.01 - 50,000.00	67	0.90	1,505,042	2.22
50,000.01 - 55,000.00	39	0.52	899,982	1.33
55,000.01 - 60,000.00	34	0.46	770,575	1.13
60,000.01 - 65,000.00	15	0.20	411,810	0.61
65,000.01 - 70,000.00	22	0.29	667,070	0.98
70,000.01 - 75,000.00	9	0.12	333,018	0.49
75,000.01 - 80,000.00	8	0.11	207,119	0.31
80,000.01 - 85,000.00	1	0.01	23,181	0.03
Greater than 85,000.00	12	0.16	575,606	0.85
Total:	**7,468**	**100.00%**	**$67,906,167**	**100.00%**

Original Term (months)

Original Term	Number Timeshare Loans	Percentage of Statistical Cut-Off Date Loans (%)	Statistical Cut-Off Date Loan Balance ($)	Percentage of Statistical Cut-Off Date Aggregate Loan Balance (%)
13 - 24	1	0.01%	$3,196	0.00%
49 - 60	23	0.31	165,108	0.24
61 - 72	2	0.03	5,221	0.01
73 - 84	33	0.44	168,557	0.25
85 - 96	3	0.04	18,568	0.03
97 - 108	3	0.04	18,206	0.03
109 - 120	7,403	99.13	67,527,312	99.44
Total:	**7,468**	**100.00%**	**$67,906,167**	**100.00%**

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DROT 2011-1 Statistical Pool

DIAMOND RESORTS INTERNATIONAL

Remaining Term (months)

Remaining Term	Number Timeshare Loans	Percentage of Statistical Cut-Off Date Loans (%)	Statistical Cut-Off Date Loan Balance ($)	Percentage of Statistical Cut-Off Date Aggregate Loan Balance (%)
0 - 12	63	0.84%	$100,407	0.15%
13 - 24	290	3.88	940,633	1.39
25 - 36	812	10.87	3,975,900	5.85
37 - 48	1,027	13.75	5,817,071	8.57
49 - 60	432	5.78	2,569,621	3.78
61 - 72	253	3.39	1,956,176	2.88
73 - 84	190	2.54	1,800,105	2.65
85 - 96	179	2.40	1,694,521	2.50
97 - 108	1,249	16.72	14,264,704	21.01
109 - 120	2,973	39.81	34,787,028	51.23
Total:	**7,468**	**100.00%**	**$67,906,167**	**100.00%**

Current Loan Balance ($)

Current Balance	Number Timeshare Loans	Percentage of Statistical Cut-Off Date Loans (%)	Statistical Cut-Off Date Loan Balance ($)	Percentage of Statistical Cut-Off Date Aggregate Loan Balance (%)
0.01 - 5,000.00	1,971	26.39%	$7,023,704	10.34%
5,000.01 - 10,000.00	3,268	43.76	23,722,765	34.93
10,000.01 - 15,000.00	1,218	16.31	14,757,346	21.73
15,000.01 - 20,000.00	516	6.91	8,873,776	13.07
20,000.01 - 25,000.00	252	3.37	5,612,110	8.26
25,000.01 - 30,000.00	131	1.75	3,548,853	5.23
30,000.01 - 35,000.00	48	0.64	1,541,377	2.27
35,000.01 - 40,000.00	29	0.39	1,088,357	1.60
40,000.01 - 45,000.00	13	0.17	548,786	0.81
45,000.01 - 50,000.00	8	0.11	370,529	0.55
50,000.01 - 55,000.00	7	0.09	360,071	0.53
55,000.01 - 60,000.00	4	0.05	232,347	0.34
65,000.01 - 70,000.00	1	0.01	68,312	0.10
70,000.01 - 75,000.00	1	0.01	71,771	0.11
85,000.01 - 90,000.00	1	0.01	86,062	0.13
Total:	**7,468**	**100.00%**	**$67,906,167**	**100.00%**

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DROT 2011-1 Statistical Pool

Obligor Equity %

Obligor Equity	Number Timeshare Loans	Percentage of Statistical Cut-Off Date Loans (%)	Statistical Cut-Off Date Loan Balance ($)	Percentage of Statistical Cut-Off Date Aggregate Loan Balance (%)
10.00 - 19.99	2,363	31.64%	$25,354,508	37.34%
20.00 - 29.99	693	9.28	9,598,963	14.14
30.00 - 39.99	577	7.73	7,275,338	10.71
40.00 - 49.99	525	7.03	5,477,493	8.07
50.00 - 59.99	1,160	15.53	8,301,816	12.23
60.00 - 69.99	1,098	14.70	7,019,733	10.34
70.00 - 79.99	640	8.57	3,419,893	5.04
80.00 - 89.99	333	4.46	1,271,791	1.87
90.00 - 99.99	79	1.06	186,631	0.27
Total:	**7,468**	**100.00%**	**$67,906,167**	**100.00%**

Seasoning (months)

Seasoning	Number Timeshare Loans	Percentage of Statistical Cut-Off Date Loans (%)	Statistical Cut-Off Date Loan Balance ($)	Percentage of Statistical Cut-Off Date Aggregate Loan Balance (%)
0 -12	3,046	40.79%	$35,632,539	52.47%
13 - 24	1,214	16.26	13,762,375	20.27
25 - 36	189	2.53	1,743,059	2.57
37 - 48	183	2.45	1,706,751	2.51
49 - 60	274	3.67	2,054,977	3.03
61 - 72	468	6.27	2,748,014	4.05
73 - 84	1,031	13.81	5,724,152	8.43
85 - 96	776	10.39	3,758,390	5.53
97 - 108	244	3.27	716,220	1.05
109 - 120	43	0.58	59,690	0.09
Total:	**7,468**	**100.00%**	**$67,906,167**	**100.00%**

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DROT 2011-1 Statistical Pool

Credit Score

Credit Score	Number Timeshare Loans	Percentage of Statistical Cut-Off Date Loans (%)	Statistical Cut-Off Date Loan Balance ($)	Percentage of Statistical Cut-Off Date Aggregate Loan Balance (%)
Not Available	150	2.01%	$1,144,859	1.69%
350 - 599	81	1.08	$549,565	0.81
600 - 649	883	11.82	6,617,865	9.75
650 - 699	1,635	21.89	14,690,956	21.63
700 - 749	2,091	28.00	19,402,903	28.57
750 - 799	1,935	25.91	19,128,247	28.17
800 - 850	693	9.28	6,371,772	9.38
Total:	**7,468**	**100.00%**	**$67,906,167**	**100.00%**

Coupon Rate (%)

Coupon Rate	Number Timeshare Loans	Percentage of Statistical Cut-Off Date Loans (%)	Statistical Cut-Off Date Loan Balance ($)	Percentage of Statistical Cut-Off Date Aggregate Loan Balance (%)
5.001 - 6.000	20	0.27%	$128,015	0.19%
9.001 - 10.000	1	0.01	3,052	0.00
11.001 - 12.000	16	0.21	79,261	0.12
12.001 - 13.000	1,434	19.20	8,327,109	12.26
13.001 - 14.000	609	8.15	5,666,091	8.34
14.001 - 15.000	1,071	14.34	11,301,010	16.64
15.001 - 16.000	2,216	29.67	23,234,813	34.22
16.001 - 17.000	531	7.11	3,505,174	5.16
17.001 - 18.000	1,570	21.02	15,661,643	23.06
Total:	**7,468**	**100.00%**	**$67,906,167**	**100.00%**

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DROT 2011-1 Statistical Pool

Type of Loan

Type	Number Timeshare Loans	Percentage of Statistical Cut-Off Date Loans (%)	Statistical Cut-Off Date Loan Balance ($)	Percentage of Statistical Cut-Off Date Aggregate Loan Balance (%)
Mortgage Loans	816	10.93%	$4,128,559	6.08%
Installment Loans	775	10.38	4,211,444	6.20
Points-Based Loans	5,877	78.70	59,566,164	87.72
Total:	**7,468**	**100.00%**	**$67,906,167**	**100.00%**

Origination Year

Origination Year	Number Timeshare Loans	Percentage of Statistical Cut-Off Date Loans (%)	Statistical Cut-Off Date Loan Balance ($)	Percentage of Statistical Cut-Off Date Aggregate Loan Balance (%)
2001	13	0.17%	$10,718	0.02%
2002	134	1.79	407,531	0.60
2003	774	10.36	3,610,893	5.32
2004	1,070	14.33	5,891,536	8.68
2005	445	5.96	2,476,712	3.65
2006	250	3.35	1,872,521	2.76
2007	156	2.09	1,484,426	2.19
2008	125	1.67	1,325,771	1.95
2009	998	13.36	11,252,400	16.57
2010	3,114	41.70	34,980,375	51.51
2011	389	5.21	4,593,283	6.76
Total:	**7,468**	**100.00%**	**$67,906,167**	**100.00%**

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DROT 2011-1 Statistical Pool

Resort

Resort	Location	Number Timeshare Loans	Percentage of Statistical Cut-Off Date Loans (%)	Statistical Cut-Off Date Loan Balance ($)	Percentage of Statistical Cut-Off Date Aggregate Loan Balance (%)
Bent Creek Golf Village	Gatlinburg, TN	15	0.20%	$55,899	0.08%
Cypress Pointe Resort and Grande Villas	Orlando, FL	118	1.58	409,688	0.60
Diamond Resorts California Collection	Various	280	3.75	2,968,751	4.37
Diamond Resorts Hawaii Collection	Various	601	8.05	7,184,228	10.58
Diamond Resorts U.S. Collection	Various	4,986	66.76	49,350,406	72.67
Flamingo Beach Resort	St. Maarten, Netherlands Antilles	5	0.07	16,853	0.02
Grand Beach	Orlando, FL	71	0.95	348,794	0.51
Greensprings Vacation Resort	Williamsburg, VA	18	0.24	99,300	0.15
Ka'anapali Beach Club	Lahaina, HI	75	1.00	691,628	1.02
Lake Tahoe Vacation Resort	South Lake Tahoe, CA	68	0.91	518,987	0.76
Polo Tower Suites	Las Vegas, Nevada	290	3.88	1,567,939	2.31
Polo Tower Villas	Las Vegas, Nevada	485	6.49	2,643,505	3.89
Polynesian Isles	Kissimmee, FL	19	0.25	55,385	0.08
Royal Dunes	Hilton Head, SC	23	0.31	67,311	0.10
San Luis Bay Inn	Avila Beach, CA	123	1.65	577,587	0.85
Scottsdale Villa Mirage	Scottsdale, AZ	35	0.47	154,211	0.23
Sedona Springs Resort	Sedona, AZ	6	0.08	24,915	0.04
Sedona Summit	Sedona, AZ	87	1.16	477,816	0.70
The Historic Powhatan Resort	James City, VA	34	0.46	151,368	0.22
The Point at Poipu	Kauai, HI	12	0.16	86,989	0.13
The Ridge on Sedona Golf Resort	Sedona, AZ	36	0.48	160,228	0.24
The Ridge Pointe	Stateline, NV	17	0.23	63,259	0.09
The Suites at Fall Creek	Branson, MO	14	0.19	41,819	0.06
Villas at Poco Diablo	Sedona, AZ	20	0.27	48,448	0.07
Villas de Santa Fe	Sante Fe, NM	11	0.15	37,945	0.06
Other	Various	19	0.25	102,906	0.15
Total:		**7,468**	**100.00%**	**$67,906,167**	**100.00%**

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